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                                                                   Exhibit 10.17

                    NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

          This Non-Competition and Confidentiality Agreement ("Agreement") is entered into as of the 4th day of October, 1996 by and between Duquesne Light Company (hereinafter called the "Company"), a Pennsylvania corporation and a wholly-owned subsidiary of DQE, Inc. ("DQE"), and William J. DeLeo, an individual residing in Allegheny County, Pennsylvania and Vice President-Marketing and Corporate Performance of the Company (hereinafter called the "Executive");

                                 W I T N E S S E T H:

          WHEREAS, during the course of the Executive's employment with the Company, the Company will undertake to train and continue to train the Executive and to impart to the Executive proprietary and/or confidential information and/or trade secrets of the Company and its affiliates; and

          WHEREAS, in consideration of the issuance to the Executive of 200 restricted shares of DQE Common Stock and the provision for special severance benefits for the Executive on the terms and conditions hereinafter described, the Executive hereby agrees to the covenants and restrictions set forth herein;

          NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

          1. Covenants of the Executive. In order to induce the Company to enter
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into this Agreement, and for other good and valuable consideration the receipt of which is hereby acknowledged by the Executive, the Executive hereby agrees as follows:

               (a) Non-Disclosure Of Confidential Information. The Executive
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     acknowledges that all Confidential Information shall at all times remain the property of the Company and its affiliates (i.e., DQE, Inc. and each other company the majority interest of which is owned by the either the Company or by a parent or subsidiary of the Company) (the Company and such affiliates are hereinafter collectively called the "Affiliated Companies"). "Confidential Information" means all information disclosed to the Executive or known by the Executive as a consequence of or through the Executive's employment, which is not generally known in the industry in which the Affiliated Companies are or may become engaged, about the business, products, processes, and services of the Affiliated Companies, including but not limited to information relating to research, development, inventions, computer program designs, flow charts, source and object codes, products and services under development, pricing and pricing strategies, marketing and selling strategies, power generating, servicing, purchasing, accounting, engineering, costs and costing strategies, sources of supply, customer lists, customer requirements, business methods or practices, training and training programs, and the documentation thereof. It includes, but is not limited to, proprietary information and trade

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     secrets of the Affiliated Companies. It will be presumed that information supplied to the Affiliated Companies from outside sources is Confidential Information unless and until it is designated otherwise.

               The Executive will safeguard and maintain on the premises of the Company, to the extent possible in the performance of the Executive's work for the Company, all documents and things that contain or embody Confidential Information. Except as required as part of the Executive's duties to the Company, the Executive will not, during his employment by the Company, or thereafter, directly or indirectly use, divulge, disseminate, disclose, lecture upon, or publish any Confidential Information without having first obtained written permission from the Company to do so.

               (b) Inventions. All Inventions made or conceived by the
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     Executive, either solely or jointly with others, (i) during the Executive's employment by the Company and (ii) within one (1) year after termination of such employment, whether or not such Inventions are made or conceived during the hours of the Executive's employment or with the use of the Company's facilities, materials, or personnel, will be the property of the Company or its nominees. "Invention" means discoveries, concepts, and ideas, whether patentable or not, including, but not limited to apparatus, processes, methods, techniques, and formulae, as well as improvements thereof or know-how related thereto, relating to any present or prospective activities of the Affiliated Companies.

               The Executive will, without royalty or any other additional consideration:

                    (i) inform the Company promptly and fully of such Inventions by written reports, setting forth in detail a description, the operation and the results achieved;

                    (ii) assign to the Company all the Executive's right, title, and interest in and to such Inventions, any applications for United States and foreign Letters Patent, any continuations, divisions, continuations-in-part, reissues, extensions or additions thereof filed for upon such Inventions and any United States and foreign Letters Patent;

                    (iii) assist the Company or its nominees, at the expense of the Company, to obtain, maintain and enforce such United States and foreign Letters Patent for such Inventions as the Company may elect; and

                    (iv) execute, acknowledge, and deliver to the Company at its expense such written documents and instruments, and do such other acts, such as giving testimony in support of the Executive's inventorship and invention, as may be necessary in the opinion of the Company to obtain, maintain or enforce the United States and foreign Letters Patent upon such Inventions and to vest the entire right and title thereto in the Company and to confirm the complete ownership by the Company of such Inventions.

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               (c) Works. All Works created by the Executive during his
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     employment by the Company will be and remain exclusively the property of the Company. "Works" means all material and information created by the Executive in the course of or as a result of the Executive's employment by the Company which is fixed in a tangible medium of expression, including, but not limited to, notes, drawings, memoranda, correspondence, documents, records, notebooks, flow charts, computer programs and source and object codes, regardless of the medium in which they are fixed.

               Each such Work is a "work for hire" and the Company may file applications to register copyright as author thereof. The Executive will take whatever steps and do whatever acts the Company requests, including, but not limited to, placement of the Company's proper copyright notice on such Works to secure or aid in securing copyright protection and will assist the Company or its nominees in filing applications to register claims of copyright in such works. The Executive will not reproduce, distribute, display publicly, or perform publicly, alone or in combination with any data processing or network system, any Works of the Company without the written permission from the Company.

               (d) Restrictions on Competition. The Executive covenants and
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     agrees that during the period of the Executive's employment hereunder and for a period of one (1) year following the termination of the Executive's employment for any reason, including without limitation termination by the Company for cause or without cause, the Executive shall not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business located within a 150 mile radius of the Company's principal place of business located in Pittsburgh, Pennsylvania or in the states of Ohio or West Virginia. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity which develops, produces, markets, sells or services (1) any energy product or service, including but not limited to gas or electric products or services, and/or (2) any product or service which is the same as or similar to products or services which the Affiliated Companies developed, produced, marketed, or sold, including but not limited to energy products and services, within the last year prior to termination of the Executive's employment hereunder. The Executive recognizes that the Affiliated Companies conduct or intend to conduct business within the geographic area set forth herein, and therefore, the Executive agrees that this restriction is reasonable and necessary to protect the Affiliated Companies' business.

               (e) Nonsolicitation Of Customers And Suppliers. The Executive
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     agrees that for a period of two (2) years following the termination of the
     Executive's employment with the Company for any reason, whether terminated for cause or without cause, the Executive shall not, directly or indirectly, solicit the business of, or do business with, any customer, supplier, or prospective customer or supplier of the Affiliated Companies with whom the Executive had direct or indirect contact or about whom the Executive may have acquired any knowledge while employed by the Company.

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               (f) Solicitation of Executives. The Executive agrees that, during
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     the Executive's employment with the Company and for a period of two (2)
     years following termination of the Executive's employment with the Company, whether terminated with cause or without cause, the Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Affiliated Companies to leave the Affiliated Companies for any reason whatsoever, or hire or solicit the services of any employee of the Affiliated Companies.

               (g) Enforcement. The Executive understands and agrees that any
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     violation of this Agreement shall be deemed material to continuing employment and could result in disciplinary action up to and including termination. The Executive acknowledges that the legal remedy available to the Affiliated Companies for any breach of covenants on the part of the Executive will be inadequate, and, therefore, in the event of any threatened or actual breach of this Agreement, the Affiliated Companies shall be entitled to specific enforcement of this Agreement through injunctive or other equitable relief in a court with appropriate jurisdiction. The existence of any claim or cause of action by the Executive or another against the Affiliated Companies, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by the Affiliated Companies of this Agreement.

               (h) Obligations Survive Termination Of Employment. Termination of
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     the Executive's employment, whether voluntary or involuntary, whether for cause or without cause, shall not impair or relieve the Executive of any of the Executive's obligations hereunder. Upon termination of the Executive's employment, for whatever reason, or upon request by the Company, the Executive will deliver to the Company the originals and all copies of notes, sketches, drawings, specifications, memoranda, correspondence, documents, records, notebooks, computer disks and computer tapes and other repositories of Confidential Information and Inventions then in the Executive's possession or under the Executive's control, whether prepared by the Executive or by others. Upon termination of the Executive's employment, for whatever reason, or upon request by the Company, the Executive will deliver to the Company the originals and all copies of Works, then in the Executive's possession or under the Executive's control.

          2. Issuance of Restricted Shares. As consideration for agreeing to the
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foregoing covenants and restrictions, promptly following the Executive's execution and delivery of this Agreement, there shall be registered in the Executive's name on the books of DQE 200 shares of DQE Common Stock (the "Shares"), subject to the terms and conditions hereinafter set forth.

               (a) The Shares will be subject to the transferability restriction described in subsection (c) below. The stock certificate representing the Shares will be delivered to the Executive as soon as practicable following the date of issuance and will bear the following legend:

               The transferability of this certificate and the shares of stock represented hereby is subject to the terms and conditions of

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               an Agreement entered into by and among the registered owner and
               Duquesne Light Company. Copies of such Agreement are on file at 411 Seventh Avenue, P.O. Box 1930, Pittsburgh, Pennsylvania 15230-1930.

               (b) As soon as practicable after the expiration of the transferability restriction set forth in subsection (c) below, the Company will deliver to the Executive one or more stock certificates for the appropriate number of shares of DQE Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

               (c) Prior to the first anniversary of the date of this Agreement, none of the Shares may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of by the Executive. Any attempt to dispose of Shares or any interest in the Shares in violation of this restriction will be null, void and ineffective.

               (d) As promptly as practicable after the date hereof, the Company shall make a cash payment to the Executive in an amount sufficient such that, after the application of all federal, state and local taxes to such payment, the Executive shall retain a sufficient amount to pay the Executive's entire federal, state and local taxes on the Shares. The Company shall be entitled to withhold from such cash payment the amount of all withholding or other taxes required by law to be withheld or paid by the Company with respect to the income recognized by the Executive hereunder .

          3. Severance Benefits. As additional consideration for entering into
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this Agreement, the Executive shall be entitled to severance benefits from the
Company which shall equal one and a half (11/2) times the severance benefits, if any, to which Executive is otherwise entitled; provided, however, that, the aggregate benefits to which the Executive may be entitled under this sentence shall include a minimum of six (6) months of severance benefits and a maximum of one (1) year of severance benefits. (By way of example, if the Executive prior to executing this Agreement was entitled to six (6) months of severance benefits, the Executive would be entitled to nine (9) months benefits -- six (6) months times 11/2 -- upon executing this Agreement). Except as expressly provided in the last sentence of this Paragraph 3, under no circumstances will the Executive be entitled to more than one (1) year of severance benefits. All other terms and conditions of the Executive's entitlement to severance benefits shall remain in full force and effect and shall not otherwise be modified by this Agreement. Notwithstanding the foregoing, if the Executive shall be entitled, under an employment agreement, offer letter or other written undertaking of the Company directed specifically to the Executive, to severance benefits more favorable to the Executive than those set forth in this Paragraph 3, then the Executive shall receive such other severance benefits in lieu of the benefits set forth in this Paragraph 3.

          4. Binding Effect. This Agreement shall bind the Executive, the
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Executive's heirs, and the Executive's assigns, and may be assigned by the
Company with transfer of assets of the Company's business to which it relates. The substantive law of the Commonwealth of Pennsylvania shall apply in matters relating to this Agreement.

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          5. Authorization to Modify Restrictions. It is an intention of the
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parties that the provisions of this Agreement shall be enforceable to the fullest extent permissible by law, and that the unenforceability of any provision, in whole or in part, shall not render unenforceable, or impair, the remaining parts and provisions of this Agreement. If any provision of this Agreement shall be deemed unenforceable, in whole or in part, this Agreement shall be deemed amended to delete or modify the offending part and to alter the Agreement to render it valid and enforceable.

          6. Executive Acknowledgments. The Executive acknowledges that he or
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she has read and understands the provisions of this Agreement, that he or she has been given an opportunity for his or her legal counsel to review this Agreement and that the provisions of this Agreement are reasonable and that he or she has received a copy of this Agreement.

          7. Headings. The headings of paragraphs herein are included solely for
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convenience of reference and shall not control the meanings or interpretation of any provisions of this Agreement.

          8. Counterparts. This Agreement may be executed in two or more
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counterparts each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Attest:                             DUQUESNE LIGHT COMPANY


/s/ Diane S. Eismont                By   /s/ David D. Marshall
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Diane S. Eismont, Secretary

                                    Title: President & Chief Executive Officer
                                           -------------------------------------


                                    WILLIAM J. DELEO


                                    /s/ William J. DeLeo
                                    --------------------------------------------

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